UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2013

INGEN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(951) 688-7840

(Registrant's telephone number, including area code)

Georgia	000-28704	84-1122431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3410 La Sierra Ave., Suite F 507 Riverside, CA 92503

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Special Meeting with the Board of Directors of Ingen Technologies, Inc., a Georgia corporation, held on June 12, 2013, the existing majority of the Board of Directors appointed Donn Miller to serve as a Director. The Director will serve until the next shareholders meeting.

Donn Miller has an extensive career that spans over 40 years in the Engineering/Construction, Real Estate and Telecom industry. He will assist Bob Ellis, our President of the Telecom Division, ATMC, Inc. with the new $25M expansion program. Donn started his career with Fluor Corporation in Los Angeles as an engineer upon graduation from Brigham Young University in 1967. After a successful career with Fluor, he founded Remcor, Inc., a real estate marketing firm in San Jose, California, and Miller Noble & Company in Salt Lake City, Utah where these businesses operated during a 20 year period. In 1987 Donn entered the Telecom industry where he founded Operator Services West, Inc. in Las Vegas, providing all telecom services for the majority of the major hotel/casinos until it was sold to Com Systems in 1993. He served as Vice President of Frontier Communications in charge of operations and development of the hospitality long distance / operator services division and retired in 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 28, 2013	INGEN TECHNOLOGIES, INC.

By: /s/ Gary B. Tilden
Gary B. Tilden,
Chairman of the Board Chief Operations Officer